Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement for the Heska Corporation Employee Stock Purchase Plan of our report dated February 1, 2002, except with respect to the matter discussed in Note 15, as to which the date is March 13, 2002, included in Heska Corporation and Subsidiaries Form 10-K for the year ended December 31, 2001 and all references to our Firm included in or made part of this registration statement




                                   /s/ Arthur Andersen LLP


Denver, Colorado
June 4, 2002